BNP RESIDENTIAL PROPERTIES, INC.
301 South College Street - Suite 3850
Charlotte, North Carolina 28202

Contact: Philip S. Payne
         Executive Vice President & CFO
         Tel:  (704) 944-0100
         Fax:  (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


                   BNP RESIDENTIAL PROPERTIES, INC. ANNOUNCES
                 OPERATING RESULTS FOR THE FIRST QUARTER OF 2003


Charlotte, North Carolina
May 5, 2003

BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended March 31, 2003.

Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. The Company currently owns and operates 19 apartment communities containing a total of 4,571 units and provides third-party management services for 9 apartment communities containing a total of 2,349 units. In addition to the apartment properties, the Company owns 41 properties that are leased on a triple net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.

Operating Results:

                          See Tabular Information Below

Results of Operations

Funds From Operations: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." We consider funds from operations to be useful in evaluating and measuring the operating performance of an equity REIT. You should not consider FFO to be an alternative to net income as defined by generally accepted accounting principles as a reliable measure of operating performance or to cash flows as a measure of liquidity.

Funds from operations of the operating partnership for the first quarter of 2003 decreased to $2.4 million from $2.5 million in the first quarter of 2002. FFO per diluted share was $0.31 per share compared to $0.34 per share in 2002. (Note that 2002 amounts have been adjusted to conform to FAS 145 - the write-off of unamortized loan costs was excluded from the calculation of FFO as previously reported.)

Net Income: Net income for the first quarter of 2003 was $146,000 compared to $493,000 in 2002. On a diluted basis, net income was $0.00 per common share for the first quarter of 2003 compared to $0.07 per common share in 2002.

Revenues: Total revenue in the first quarter of 2003 was $10.2 million, an increase of 16.1% compared to 2002. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 90.2% of total revenue in the first quarter of 2003 compared to 88.6% in 2002. Restaurant rental income was 9.8% of total revenue in the first quarter of 2003 as compared to 11.4% in 2002.

Apartments: Apartment rental income in the first quarter of 2003 was $8.9 million, an increase of 18.7% compared to 2002. This increase was primarily attributable to the acquisition of three apartment communities in 2002 and one apartment community in the first quarter of 2003. For the first quarter, average economic occupancy for all apartments was 90.9% in 2003 compared to 92.3% in 2002. Average monthly revenue per occupied unit for all apartments was $732 in 2003 compared to $735 in 2002.

On a same units basis, apartment revenue decreased by 2.5% in the first quarter of 2003. This decrease was the result of a decline in both average economic occupancy and average revenue per occupied unit. On a same units basis, average economic occupancy was 90.9% for the first quarter of 2003 compared to 92.3% in the first quarter of 2002. Average monthly revenue per occupied unit for the same store units was $728 in the first quarter of 2003 compared to $735 in 2002.

Restaurants: Restaurant rental income in the first quarter of 2003 declined from 2002 by 0.6% to $1.0 million. The decrease was the result of the sale of one restaurant property late in the first quarter of 2003. Restaurant rental income for both 2003 and 2002 was the minimum rent. "Same store" sales at our restaurant properties decreased by 4.7% in the first quarter of 2003 compared to 2002.

Other Income: Management fee income for the first quarter of 2003 decreased to $227,000 from $294,000 in 2002. This decrease is attributable to our acquisition of two previously managed properties in May 2002 as well as the termination of management contracts for several smaller properties in the first quarter of 2003.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $10.1 million in the first quarter of 2003, an increase of 23.0% compared to 2002.

Apartment operations expense (the direct costs of on-site operations) was $3.5 million in the first quarter of 2003, an increase of 29% compared to 2002. The increase reflects the addition of three apartment communities during 2002, one apartment community in the first quarter of 2003, and significant increases in service compensation, utilities and property insurance costs. Apartment operations expense represented 39.1% of related apartment rental income for the first quarter of 2003 compared to 35.9% in 2002. On a same units basis, apartment operations expense increased by 6.9%.

Apartment administrative expense (the costs associated with oversight, accounting and support of the Company's apartment management activities for both owned and third party properties) was $327,000 in the first quarter of 2003 as compared to $325,000 in 2002.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.

Corporate administration expense was $687,000 in 2003, an increase of 15.8% compared to 2002. This increase was primarily attributable to increases in compensation and directors and officers insurance expense.

Interest expense was $3.2 million in 2003, an increase of 27.6% compared to 2002. The increase was the result of the acquisition of three apartment communities in 2002 and one apartment community in the first quarter of 2003.

Dividend: On April 21, 2003, the Board of Directors declared a regular quarterly dividend in the amount of $0.25 per share to be paid on May 15, 2003, to shareholders of record on May 1, 2003. The Board of Directors also declared a preferred quarterly dividend in the amount of $0.275 per share to be paid on May 15, 2003 to preferred shareholders of record on May 1, 2003.

Outlook: We continue to find ourselves in a very difficult operating environment. The lowest interest rates in decades have led to near record levels of single-family home purchases by individuals who traditionally would have been apartment residents. Simultaneously, an anemic economy has resulted in extensive job losses. When you compound these two factors with the uncertainty caused by the threat of terrorism; war; expanding deficits at the federal, state and local levels; impending property tax increases; and skyrocketing insurance costs, it is very difficult to form a clear vision of the near-term future.

In this environment, we believe the best way to achieve our long-term objectives is to focus our attention on the day-to-day operations of our apartment communities with the goal of maximizing the short-term performance, while maintaining and enhancing the long-term potential of our apartments properties. We will also continue to seek opportunities to add to and improve the size and quality of our apartment portfolio.

Additional Information: More information may be obtained by calling our corporate offices at (704) 944-0100 or on our web site at www.bnp-residential.com. Information requests may be e-mailed to the investor relations department at investor.relations@bnp-residential.com.

Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2002.

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





BNP Residential Properties, Inc.
-------------------------------------------------------------------------------

Consolidated Statements of Operations and Funds from Operations
All amounts in thousands, except per share data

                                                                     Three months ended
                                                                          March 31
                                                                    2003            2002(1)
                                                               --------------------------------
Revenues
Apartment rental income                                                $ 8,886         $ 7,489
Restaurant rental income                                                   999           1,005
Management fee income                                                      227             294
Interest and other income                                                  130              37
                                                               ----------------  --------------
                                                                        10,243           8,826
Expenses
Apartment operations                                                     3,474           2,692
Apartment administration                                                   327             325
Depreciation and amortization                                            2,406           1,994
Corporate administration                                                   687             593
Interest                                                                 3,196           2,505
Write-off of unamortized loan costs at refinance                             -              95
                                                               ----------------  --------------
                                                                        10,090           8,206
                                                               ----------------  --------------
Income before minority interest                                            152            620
Minority interest in operating partnership                                  (7)           (128)
                                                               ----------------  --------------
Net income                                                                 146            493
Cumulative preferred dividend                                             (125)           (62)
                                                               ----------------  --------------
Income available to Common Shareholders                                $    21         $  431
                                                               ================  ==============

Income before minority interest                                        $   152         $   620
less cumulative preferred dividend                                        (125)            (62)
add depreciation                                                         2,333           1,947
                                                               ----------------  --------------
Funds from operations - Operating Partnership                            2,361           2,505
less minority interest in funds from operations                           (567)           (572)
                                                               ----------------  --------------
Funds from operations available to
   common shareholders - basic                                         $ 1,794         $ 1,933
                                                               ================  ==============

Per common share amounts - basic:
   Net income                                                          $  0.02         $  0.09
                                                               ================  ==============
   Income available to common shareholders                             $  0.00         $  0.08
                                                               ================  ==============
   Funds from operations                                               $  0.31         $  0.34
                                                               ================  ==============
Per common share amounts - diluted:
   Net income                                                          $  0.02         $  0.08
                                                               ================  ==============
   Income available to common shareholders                             $  0.00         $  0.07
                                                               ================  ==============
   Funds from operations                                               $  0.31         $  0.34
                                                               ================  ==============

Weighted average shares and units outstanding:
   Preferred B shares and units                                            455             227
                                                               ================  ==============
   Common shares                                                         5,839           5,755
   Operating Partnership minority units                                  1,844           1,704
                                                               ----------------  --------------
      Common shares and minority units                                   7,684           7,459
                                                               ================  ==============

(1) 2002 amounts have been reclassified to conform to FAS 145 - the write-off of unamortized loan costs was previously reported as an extraordinary item, net of minority share

We provide the following information to analysts and other members of the financial community for use in their detailed analyses:

                                                                        Three months ended
                                                                            March 31
                                                                      2003            2002(1)
                                                                 --------------------------------
Numerators:
For basic per common share amounts -
   Net income                                                            $   146         $   493
   Cumulative preferred dividend                                            (125)            (62)
                                                                 ----------------  --------------
   Income available to common shareholders - basic                       $    21         $   431
                                                                 ================  ==============

   Income before minority interest                                       $   152         $   620
   Depreciation                                                            2,333           1,947
   Cumulative preferred dividend                                            (125)            (62)
   Minority interest in FFO                                                 (567)           (572)
                                                                 ----------------  --------------
   Funds from operations available to
     common shareholders - basic                                         $ 1,794         $ 1,933
                                                                 ================  ==============

For diluted per common share amounts -
   Income before minority interest                                       $   152         $   620
   Cumulative preferred dividend                                            (125)            (62)
                                                                 ----------------  --------------
   Income available to common shareholders - diluted                     $    27         $   559
                                                                 ================  ==============

   Income before minority interest                                       $   152         $   620
   Depreciation                                                            2,333           1,947
   Cumulative preferred dividend                                            (125)            (62)
                                                                 ----------------  --------------
   Funds from operations available to
     common shareholders - diluted                                       $ 2,361         $ 2,505
                                                                 ================  ==============

Denominators:
 For basic per common share amounts -
    Weighted average common shares outstanding                             5,839           5,755
 Effect of potentially dilutive securities:
    Convertible Operating Partnership units                                1,844           1,704
    Stock options (2)                                                          3               9
                                                                 ----------------  --------------
 For diluted per share amounts -
    Adjusted weighted average common shares
       and assumed conversions                                             7,687           7,468
                                                                 ================  ==============

(1) 2002 amounts have been reclassified to conform to FAS 145
(2) Includes only dilutive stock options.


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




BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Balance Sheets


                                                                                   March 31               December 31
                                                                                     2003                     2002
                                                                            ------------------------  ---------------------
                                                                                  (Unaudited)
Assets
Real estate investments at cost:
   Apartment properties                                                              $  282,065,826          $ 275,712,863
   Restaurant properties                                                                 38,335,989             39,158,921
                                                                            ------------------------  ---------------------
                                                                                        320,401,815            314,871,784
   Less accumulated depreciation                                                        (51,525,579)           (49,448,825)
                                                                            ------------------------  ---------------------
                                                                                        268,876,236            265,422,959
Cash and cash equivalents                                                                   413,784                884,316
Other current assets                                                                      3,986,590              3,024,683
Notes receivable, net of reserve                                                            100,000                100,000
Intangible related to acquisition of management operations, net                           1,115,088              1,115,088
Deferred financing costs, net                                                             1,195,607              1,175,684
                                                                            ------------------------  ---------------------
Total assets                                                                         $  275,687,305          $ 271,722,730
                                                                            ========================  =====================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                                                $  216,719,555          $ 211,584,935
Accounts payable and accrued expenses                                                     1,876,298              1,272,451
Deferred revenue and security deposits                                                    1,297,463              1,313,239
Deferred credit for interest defeasance, net                                                291,712                333,376
                                                                            ------------------------  ---------------------
                                                                                        220,185,028            214,504,001

Minority interest in Operating Partnership                                               17,491,876             17,947,493
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized,
      454,545 shares issued and outstanding at March 31, 2003,
      and December 31, 2002                                                               5,000,000              5,000,000
   Common stock, $.01 par value, 100,000,000 shares authorized,
      5,848,652 shares issued and outstanding at March 31, 2003,
      5,831,077 shares issued and outstanding at December 31, 2002                           58,487                 58,311
   Additional paid-in capital                                                            70,901,667             70,724,671
   Distributions in excess of net income                                                (37,949,753)           (36,511,746)
                                                                            ------------------------  ---------------------
Total shareholders' equity                                                               38,010,401             39,271,236
                                                                            ------------------------  ---------------------
Total liabilities and shareholders' equity                                           $  275,687,305          $ 271,722,730
                                                                            ========================  =====================


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